UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 18, 2024 (April 14, 2024)

SNAP ONE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40683	82-1952221
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 Continental Boulevard, Suite 200

Charlotte, North Carolina 28273

(Address of principal executive offices and zip code)

(704) 927-7620

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common stock, par value $0.01 per share	SNPO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Merger

On April 14, 2024, Snap One Holdings Corp., a Delaware corporation (“Snap One”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Resideo Technologies, Inc., a Delaware corporation (“Resideo”), and Pop Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Resideo (“Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Snap One, with Snap One continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Resideo (the “Merger”).

The board of directors of Snap One (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated thereby. Following execution of the Merger Agreement on April 14, 2024, in lieu of filing a proxy statement and holding a stockholders’ meeting, stockholders holding in aggregate approximately 72% of the issued and outstanding shares of Snap One’s common stock duly executed and delivered to Resideo a written consent, adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Written Consent”). Pursuant to the Merger Agreement, Snap One will prepare and file with the Securities and Exchange Commission an information statement for its stockholders describing the pending Merger and containing the information with respect to the Merger specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and containing notices required under Delaware law.

Merger Consideration and Treatment of Equity Awards

As of the effective time of the Merger (the “Effective Time”), (i) each issued and outstanding share of capital stock of Merger Sub will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and (ii) each issued and outstanding share of common stock of Snap One, par value $0.01 per share (“Snap One Common Stock”) (other than shares as to which appraisal rights have been properly exercised in accordance with Delaware law, shares of restricted Snap One Common Stock, and any shares held by Snap One, Resideo, Merger Sub or any other direct or indirect wholly owned subsidiary of Snap One or Resideo) will be converted into the right to receive $10.75 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

The Merger Agreement also provides that, at the Effective Time, the (i) issued and outstanding options, including phantom options, to purchase Snap One Common Stock (all of which are “out-of-the-money”) will be cancelled for no consideration, (ii) issued and outstanding shares of restricted Snap One Common Stock will be cancelled and converted into the right to receive the Merger Consideration, (iii) issued and outstanding restricted stock units, including phantom restricted stock units, covering Snap One Common Stock that are vested immediately prior to the Effective Time (after taking into account any accelerated vesting that occurs immediately prior to, or in connection with, the Effective Time) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (a) the total number of shares of Snap One Common Stock subject to such restricted stock unit (or phantom restricted stock unit) immediately prior to the Effective Time multiplied by (b) the Merger Consideration, (iv) issued and outstanding performance stock units covering Snap One Common Stock will be assumed by Resideo and automatically converted into a Resideo restricted stock unit award with respect to shares of common stock of Resideo, par value $0.001 per share (the “Resideo Common Stock”), assuming a number of shares of Snap One Common Stock based on target performance (or actual performance with respect to any performance stock units subject to a performance period that has been completed prior to the Effective Time) (the “Converted PSUs”), in each case pursuant to an exchange ratio that is designed to maintain the intrinsic value of the award immediately prior to the Effective Time and (v) issued and outstanding restricted stock units, including phantom restricted stock units, covering Snap One Common Stock that are not vested immediately prior to the Effective Time will be assumed by Resideo and automatically converted into Resideo restricted stock unit awards with respect to shares of Resideo Common Stock (the “Converted RSUs” and “Converted Phantom RSUs”, as applicable), in each case pursuant to an exchange ratio that is designed to maintain the intrinsic value of the award immediately prior to the Effective Time; provided, that the Converted Phantom RSUs will be settled in cash by reference to the value of shares of Resideo Common Stock (as of the applicable vesting date). Any fractional shares resulting from the conversion of awards covering Snap One Common Stock into Converted RSUs and Converted Phantom RSUs, as applicable, will be converted into a right to receive an amount in cash at the Effective Time equal to (x) such fractional share multiplied by (y) the Parent Common Stock Value (as defined in the Merger Agreement). Following the Effective Time, the Converted PSUs, Converted RSUs and Converted Phantom RSUs will be subject to the terms of Resideo’s Amended and Restated 2018 Stock Incentive Plan and the other terms and conditions (other than the performance vesting conditions) that were previously applicable to the corresponding equity award of Snap One, except as set forth in the Merger Agreement.

Conditions to the Merger

The closing of the Merger is subject to certain customary conditions, including (i) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) Snap One having obtained the affirmative vote of a majority of its stockholders in favor of the approval and adoption of the Merger Agreement, which was effected after the execution of the Merger Agreement upon the execution and delivery of the Written Consent, (iii) the passage of at least 20 calendar days since Snap One has mailed its information statement to its stockholders, (iv) the absence of any law or judgment prohibiting or making illegal the Merger, (v) there having not occurred a material adverse effect on Snap One, as defined in the Merger Agreement and (vi) other customary conditions. The closing of the Merger is not subject to any financing condition or contingency.

Each of Snap One and Resideo has agreed to use its reasonable best efforts to cause the Merger to be consummated, including to obtain consents and authorizations with respect to the HSR Act and any other applicable regulatory laws, subject to the limitations set forth in the Merger Agreement.

Termination

The Merger Agreement contains certain termination rights for each of the parties, including, without limitation, (i) by mutual written consent of Snap One, Resideo and Merger Sub, (ii) by either Snap One or Resideo if the closing of the Merger has not occurred on or prior to October 15, 2024, as may be extended to January 15, 2025 in accordance with the terms of the Merger Agreement (the “Outside Date”) or (iii) by either Snap One or Resideo if the other party has breached its representations, warranties or covenants and such breach would result in a failure of the conditions precedent to Closing, subject to certain negotiated materiality qualifications and cure periods as set forth in the Merger Agreement.

Certain Other Terms

The Merger Agreement contains customary representations and warranties and covenants. Between the date of execution of the Merger Agreement and the Effective Time, Snap One has agreed to conduct its business in the ordinary course of business consistent with past practice in all material respects and to comply with certain customary operating covenants.

During the period from the date of the Merger Agreement until the Effective Time, Snap One also has agreed not to solicit, initiate, propose, induce, encourage or knowingly facilitate, and/or to provide non-public information to third parties in response to any inquiries regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal (as defined in the Merger Agreement), subject to certain exceptions.

Termination of Tax Receivable Agreement

In connection with the execution of the Merger Agreement, the Company and the other parties (the “TRA Participants”) to the Tax Receivable Agreement, dated as of July 29, 2021 (the “TRA”) have executed a waiver and termination letter pursuant to which the TRA Participants (i) waived their rights to any payments under the TRA by the Company or its Subsidiaries, which waiver shall terminate upon termination of the Merger Agreement, and (ii) agreed that, effective upon the Effective Time, the TRA shall terminate, in each case, subject to the terms and conditions set forth therein.

The foregoing description of the Merger Agreement is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Snap One, Resideo or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Snap One’s or Resideo’s public disclosures.

Financing of the Merger

In connection with the execution of the Merger Agreement, Resideo obtained equity and debt financing commitments for the Merger, the aggregate proceeds of which, together with cash on hand, are expected to be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses of Parent and Merger Sub.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 14, 2024, the Board approved cash retention bonuses pursuant to a form of Retention Bonus Agreement (the “Retention Bonus Agreement”) for certain executives of Snap One (including Snap One’s named executive officers). The amount of the retention bonus (each, a “Retention Bonus”) for each named executive officer is as follows: (i) $1,837,500 for John Heyman, (ii) $1,286,250 for Michael Carlet, and (iii) $730,750 for GPaul Hess.

Pursuant to the terms of the Retention Bonus Agreements, each executive will earn his respective Retention Bonus if he remains employed with Snap One, Resideo or an affiliate thereof for six months following the Closing (the “Retention Date”), and will be paid shortly following the Retention Date. However, in each case, in the event the executive’s employment is terminated without “cause” (as defined in the Retention Bonus Agreement) or if the executive resigns for “good reason” (as defined in the Retention Bonus Agreement) prior to the Retention Date, then the Retention Bonus will instead be paid shortly following the executive’s employment termination date (subject to the executive’s execution and non-revocation of a general release of claims in favor of Snap One and its affiliates).

The Retention Bonus Agreements will also extend the non-competition periods set forth in each of the executive’s employment agreement with Snap One to 36 months following a termination of employment.

The foregoing description of the Retention Bonus Agreements is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Retention Bonus Agreement, a form of which is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of each company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) the ability of the conditions to the closing of the Snap One transaction being timely satisfied and the consummation of the transaction, (2) the ability of Snap One and/or Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, (3) the ability to integrate the Snap One business into Resideo and realize the anticipated strategic benefits of the transaction, including the anticipated operational and strategic benefits of the transaction, (4) the ability to recognize the expected savings from, and the timing and impact of, existing and anticipated cost reduction actions, (5) the likelihood of continued success of our transformation programs and initiatives, and (6) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in Snap One’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023 and the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in Resideo’s Annual Report on Form 10-K for the year ended December 31, 2023 and such other periodic filings as each of Snap One and Resideo makes from time to time with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release, and we caution investors not to place undue reliance on any such forward-looking statements.

Additional Information and Where to Find It

This communication is being made in respect of the pending Merger involving Snap One and Resideo. Snap One will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the pending Merger. When completed, a definitive information statement will be mailed to Snap One’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

Snap One’s stockholders may obtain free copies of the documents we file with the SEC through the Investors Relations portion of Snap One’s website at investors.snapone.com under the link “Reports and Filings” and then under the link “SEC Filings” or by contacting Snap One’s Investor Relations Department by (a) mail at 1355 W. Innovation Way, Suite 125, Lehi, UT 84043, (b) telephone at (949) 574-3860, or (c) e-mail at IR@snapone.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 14, 2024, by and among Snap One, Resideo, and Merger Sub.
10.1	Form of Retention Bonus Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Snap One agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 14, 2024, by and among Snap One, Resideo, and Merger Sub.
10.1	Form of Retention Bonus Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Snap One agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of April, 2024.

SNAP ONE HOLDINGS CORP.

By:	/s/ Michael Carlet
Name:	Michael Carlet
Title:	Chief Financial Officer